As filed with the Securities and Exchange Commission on September 21, 2004 — Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOWER AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	41-1746238 (I.R.S. Employer Identification No.)

27175 Haggerty Road, Novi, Michigan 48377
(Address of Principal Executive Offices) (Zip Code)

Tower Automotive, Inc. Second Amended and Restated
Colleague Stock Discount Purchase Plan
(Full Title of the Plan)

James A. Mallak, Chief Financial Officer, 27175 Haggerty Road, Novi, Michigan 48377, (248) 675-6000
(Name, Address, and Telephone Number of Agent For Service, Including Area Code)

Copies of Communications to:
Michael G. Wooldridge
Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, Michigan 49501-0352
(616) 336-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock	800,000 shares(1)(2)	$2.70	$2,160,000	$274

(1)	Represents 800,000 additional shares of Common Stock authorized for issuance under the Tower Automotive, Inc. Second Amended and Restated Colleague Stock Discount Purchase Plan. This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Tower Automotive, Inc. Second Amended and Restated Colleague Stock Discount Purchase Plan by reason of adjustments to the number of shares covered thereby as described in their respective Prospectuses.

(2)	1,000,000 shares of Common Stock were previously registered on the Form S-8 (Registration Statement No. 333-91578) filed on April 25, 1995.

(3)	For the purpose of computing the registration fee only, the price shown is based upon the price of $2.70 per share, the average of the high and low sales prices for the Common Stock of Tower Automotive, Inc. on the New York Stock Exchange on September 20, 2004, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Corporation hereby incorporates by reference in this Registration Statement the following documents filed by the Corporation with the Securities and Exchange Commission:

(a)	The Corporation’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

(b)	All other reports or documents filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the Annual Report on Form 10-K referenced to in (a) above; and

(c)	The description of the Corporation’s Common Stock is contained in the Corporation’s Registration Statement filed pursuant to Section 12 of the Exchange Act and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) which provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

The certificate of incorporation of the Registrant provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware Statute, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as otherwise provided in the certificate of incorporation, with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant. The right to indemnification conferred in the certificate of incorporation is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Statute requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. If a claim under the certificate of incorporation is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim.

The certificate of incorporation of the Registrant provides that, to the fullest extent permitted by the Delaware Statute, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

        The Registrant’s Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by applicable law. The Registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the Exhibit Index which appears on Page 7.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

        (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on the 17th day of September, 2004.

TOWER AUTOMOTIVE, INC. By: /s/ Kathleen Ligocki —————————————— Kathleen Ligocki, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathleen Ligocki and James A. Mallak, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 17, 2004, by the following persons in the capacities indicated.

/s/ Kathleen Ligocki —————————————— Kathleen Ligocki, Director, President, and Chief Executive Officer (Principal Executive Officer)	/s/ James A. Mallak —————————————— James A. Mallak, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Christopher Hatto —————————————— Christopher Hatto, Principal Accounting Officer	/s/ S. A. Johnson —————————————— S. A. Johnson, Director, Chairman of the Board of Directors
/s/ Anthony G. Fernandes —————————————— Anthony G. Fernandes, Director	/s/ Dr. Juergen M. Geissinger —————————————— Dr. Juergen M. Geissinger, Director
/s/ Ali Jenab —————————————— Ali Jenab, Director	/s/ F. Joseph Loughrey —————————————— F. Joseph Loughrey, Director
—————————————— James R. Lozelle, Director	/s/ Georgia Nelson —————————————— Georgia Nelson, Director

EXHIBIT INDEX

Exhibit

Number Description of Document

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended by the Certificate of Amendment to Certificate of Incorporation, dated June 2, 1997, incorporated by reference to the Registrant’s Form S-3 Registration Statement (Registration No. 333-38827), filed under the Securities Act of 1933

3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of Registrant's Form S-1 Registration Statement (Registration No. 333-80320), filed under the Securities Act of 1933

4.1	Tower Automotive, Inc. Second Amended and Restated Colleague Stock Discount Purchase Plan

5.1	Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG Cárdenas Dosal, S.C.

23.3	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney - included on page 6 hereof

EXHIBIT 4.1

TOWER AUTOMOTIVE, INC.

SECOND AMENDED AND RESTATED
COLLEAGUE STOCK DISCOUNT PURCHASE PLAN
(Through May 20, 2004)

RECITALS

        In an effort to simplify the administrative burden in overseeing the Amended and Restated Colleague Stock Discount Purchase Plan’s operation, management has prepared this Second Amended and Restated Colleague Stock Discount Purchase Plan, incorporating all of the previous amendments to the Amended and Restated Colleague Stock Discount Purchase Plan through May 20, 2004, as approved by the Board of Directors.

PLAN

ARTICLE 1
Identification of the Plan

        1.1     Title. This plan, as may from time to time be amended, shall be known as the Tower Automotive, Inc. Second Amended and Restated Colleague Stock Discount Purchase Plan (the “Plan”). The Plan is maintained by Tower Automotive, Inc. (the “Company”) and any of its domestic or Canadian subsidiaries that may adopt the Plan from time to time in accordance with the procedures set forth in Section 6.2 hereof with the Company’s consent (each such adopting subsidiary shall be referred to herein as a “Covered Entity”).

        1.2     Purpose. The purpose of the Plan is to provide employees who wish to purchase, at a discount, shares of the Company’s Common Stock, par value $.01 per share (“Shares”), a convenient and economical method of doing so. The Company believes that employee ownership of Shares will foster greater employee interest in the Company’s growth and development and will be to the mutual benefit of both the employees and the Company.

        1.3     Effective Date. The Plan has been effective since August 18, 1994.

        1.4     Defined Terms. Certain capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Section 6.3 hereof.

ARTICLE 2
Administration of the Plan

        2.1     Committee's Powers. The Plan shall be administered by a committee (the “Committee”) composed of persons appointed by the Board in accordance with the provisions of Section 2.2. The Committee shall have full power and authority to:

        (a)        prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, without limitation, any rules or regulations which may be necessary, advisable or desirable to govern the participation of officers in the Plan in order to exempt transactions under the Plan from Section 16(b) of the Exchange Act pursuant to Rule 16(b) under the Exchange Act;

(b) to interpret the provisions of the Plan and the rules and procedures established by the Committee;

(c) to determine the requirements imposed by or rights of any person under the Plan or any rule or procedure established by the Committee;

(d) to determine the eligibility of employees to participate in the Plan in accordance with the standards set forth in Section 4.3 hereof;

(e) to delegate certain of the duties of the Committee to one or more agents to facilitate the purchase and transfer of Shares and to otherwise assist in the administration of the Plan; and

(f) to adjust the Maximum Annual Amount, as that term is defined in Section 4.8 of this Plan.

Each action of the Committee which is within the scope of the authority delegated to the Committee by the Plan or by the Board shall be binding on all persons.

        2.2     Committee Membership. The Committee shall be composed of no fewer than two non-management members of the Board. The Board shall have the power to determine the number of members which the Committee shall have and to change the number of membership positions on the Committee from time to time. The Board shall appoint all members of the Committee. The Board may from time to time appoint members to the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, on the Committee. Any member of the Committee may be removed from the Committee by the Board at any time with or without cause. If at any time no Committee has been constituted by the Board to administer the Plan, then the entire Board shall have all authority and duties delegated to the Committee under the Plan.

        2.3     Committee Procedures. The Committee shall hold its meetings at such times and places as it may determine. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. Unless the Board or the Committee shall expressly decide to the contrary, a majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the Committee members in attendance at a meeting at which a quorum of Committee members are present shall be deemed an act of the Committee.

        2.4     Indemnification. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee under the Plan. Service on the Committee shall constitute service as a director of the Company so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company for any action or any failure to act in connection with service on the Committee to the fullest extent provided for at any time in the Company’s Certificate of Incorporation and Bylaws, or in any insurance policy or other agreement intended for the benefit of the Company’s directors.

ARTICLE 3
Shares Reserved for the Plan

        There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 1,800,000 Shares, subject to adjustment as provided in Section 4.11 hereof. Shares subject to the Plan may be shares now or hereafter authorized and unissued or shares already authorized, issued and owned by the Company. The right to purchase shares pursuant to the Plan shall be made available by a series of quarterly offerings to employees eligible to participate in the Plan pursuant to Section 4.3 hereof. If and to the extent that any right to purchase Shares under the Plan is not exercised by any employee for any reason or if such right to purchase terminates as provided herein, Shares that have not been so purchased under the Plan shall again become available for the purposes of the Plan during the remaining term of the Plan.

ARTICLE 4
Operation of the Plan

        4.1     The Plan Year. The Plan shall operate on a fiscal year beginning on the first day of January in each year and ending on the 31st day of December of such year. Each such fiscal year is referred to herein as a “Plan Year.”

        4.2     Plan Quarters. Each Plan Year shall be divided into four quarters ending on March 31, June 30, September 30 and December 31, respectively, of such Plan Year. Each such quarter is referred to herein as a “Plan Quarter.”

        4.3     Eligibility. Any employee of the Company or a Covered Entity shall be eligible to participate in the Plan on the first day of any Plan Quarter immediately following the first day of such employee’s employment with the Company or such Covered Entity. An employee’s eligibility to participate in the Plan shall terminate if such employee (i) does not regularly work for the Company or such Covered Entity at least five (5) months during the calendar year, (ii) does not work an average of twenty (20) hours or more per week during such period worked, or (iii) would own, immediately after the exercise of any right granted hereunder, Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company. In determine whether the stock ownership of an employee equals or exceeds this 5% limit, the rules of Code Section 424(d) shall apply, and stock which the employee may purchase under outstanding options (whether or not such options qualify for the tax treatment afforded by Code Section 421(a)) shall be treated as stock owned by the employee. The Committee shall determine which employees are eligible to participate in the Plan in accordance with the standards set forth in this Section. If the Committee determines that applicable state law prohibits or restricts an otherwise eligible employee from purchasing Shares because such employee has not reached the age of majority, then that employee shall not be eligible to participate in the Plan unless such employee establishes a custody arrangement for the Shares that is satisfactory to the Committee.

      4.4     Election to Participate; Payroll Deductions.

        (a)        An eligible employee may elect to participate in the Plan as of the first day of any Plan Quarter by correctly completing and returning to the Company an enrollment form authorizing the Company or the Covered Entity to deduct a specified amount from each of such employee’s subsequent paychecks (each a “Payroll Deduction”) for the purchase of Shares under the Plan. All Payroll Deductions shall be made regularly and in equal amounts and shall be credited to such employee’s Cash Account. Such credit shall constitute only a bookkeeping entry by the Company and no interest shall become due or payable on any amount contributed by or credited to any such employee pursuant to the Plan. Employees who elect to participate in the Plan are referred to herein as “Participants.”

(b) The minimum allowable Payroll Deduction shall be Ten Dollars ($10) per week.

        (c)        Each Participant shall be deemed to have authorized the same Payroll Deduction for each subsequent payroll period provided that such Participant is eligible to participate during each such payroll period. A Participant may increase or decrease his or her Payroll Deduction as of the first day of any Plan Quarter by filing the appropriate form, in the time and manner prescribed by the Committee.

        (d)        If a person ceases to be a Participant, or if for any reason the Company does not use the entire balance in a Participant’s Cash Account to purchase Shares, then such unused balance shall be returned to such person.

        4.5     Accounting for Participant Contributions. The Committee shall cause to be established for bookkeeping purposes a “Cash Account” and a “Share Account” for each Participant. As soon as practicable on or after the last day of each Plan Quarter, but in no event later than the fifteenth day of the month immediately following the end of such Plan Quarter, the Committee shall credit each Participant’s Cash Account with such Participant’s Payroll Deductions during the Plan Quarter (“Contributions”). The date of crediting of such Contributions is referred to herein as the “Contribution Crediting Date.” The Company shall not be required to pay or accrue interest on the cash balances in any such Cash Account or on the value of any Shares in such Share Account.

        4.6     Share Purchases. Subject to Section 4.8 hereof, within fifteen (15) working days following each Contribution Crediting Date the Committee shall use the aggregate balance of funds in all Participants’ Cash Accounts to Purchase Shares, which Shares shall then be allocated to such Participants’ Share Accounts pursuant to Section 4.7. The Purchase Price per Share to each Participant shall be 85% of the lower of (i) the closing price per Share on the New York Stock Exchange (“NYSE”) on the first day of the Plan Quarter to which such purchase relates, or (ii) the closing price per Share on the NYSE on the last day of the Plan Quarter to which such purchase relates; provided that if the first or last day of the Plan Quarter is a day on which the NYSE is closed, the price for such day shall be determined as of the last preceding day on which the NYSE is open.

        4.7     Allocation of Shares. Subject to Section 4.8 hereof, as soon as practicable after all necessary Shares have been purchased pursuant to Section 4.6, the Committee shall allocate such Shares to Participants’ Share Accounts (the date of such allocation to be referred to herein as the “Share Allocation Date”) in the following manner:

        (a)        The Company shall allocate full Shares and fractional Shares to the Share Account of each Participant to the extent of the balance in such Participant’s Cash Account on the immediately preceding Contribution Crediting Date. Such Cash Account shall be charged with the cost to such Participant of all Shares so allocated, so that no cash balance shall remain in such Cash Account immediately following each Share Allocation Date.

(b) Until certificates for such Shares are issued, no person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any of such Shares.

        4.8     Plan Contribution Limitations. No right to purchase Shares under the Plan shall permit a Participant to purchase Shares which, together with any stock of the Company purchased by such Participant under any other employee stock purchase plans (as defined in Section 423 of the Code), would have a fair market value (determined at the time such right is granted) in excess of $12,000 for any calendar year in which such right is outstanding at any time (the “Maximum Annual Amount”).

        4.9     Issuance of Share Certificates. Stock certificates for any of the whole Shares in a Participant’s Share Account may be issued to such Participant only upon receipt by the Committee (or its agent) of such Participant’s written request, which request shall indicate the number of Shares (up to a maximum of the number of full Shares in such Participant’s Share Account) for which the Participant wishes to receive stock certificates. In addition, stock certificates for any of the whole Shares allocated to a Participant’s Share Account on or after January 1, 1997, will be issued to such Participant only if the Participant has held the Shares for a minimum of two years from the Share Allocation Date for such Shares, unless such certificate is being issued upon termination of employment as provided in Section 4.14. In each case, such request shall be made on a form at the time prescribed by the Committee and shall be filed with the Committee (or its agent). The appropriate Share certificates shall be issued to such Participant as soon as practicable after the end of the Plan Quarter is which a qualifying request is timely made.

        4.10     Expenses. The Company or the Covered Entity, as applicable, shall bear all costs associated with the administration of the Plan and the purchase of Shares. No expenses attributable to a Participant’s sale of Shares, however, shall be borne by the Company or the Covered Entity.

      4.11     Cash Dividends, Share Splits and Distributions.

        (a)        Cash Dividends. Any cash dividends attributable to Shares allocated to a Participant’s Share Account as of the record date for which such cash dividends are declared shall be credited to such Participant’s Cash Account as of the dividend payment date and shall be applied to Share purchases and allocations on the next Share Allocation Date in accordance with Sections 4.6 and 4.7 hereof.

        (b)        Share Distributions and Share Splits. Any Share distributions and Share splits attributable to Shares allocated to a Participant’s Share Account as of the Share distribution record date or the Share split effective date shall be credited directly to such Participant’s Share Account as of the record date and the effective date, respectively, of such Share distributions and such Share splits.

        (c)        Share Rights and Warrants. The Company may, from time to time and in the exercise of its sole discretion, declare rights or warrants with respect to Shares. Following and as of the record date for determining those shareholders of record entitled to receive rights or warrants with respect to their Shares, the Company shall issue and the Committee shall allocate such rights or warrants directly to the appropriate Participants as though the Shares allocated to the Share Account of each such Participant were held of record by such Participant. Certificates representing such rights or warrants, if any such certificates have been authorized by the Board, may be issued to each such Participant pursuant to the procedures set forth in Section 4.9 hereof.

        (d)        Changes in Common Stock. In the event of a reorganization, recapitalization, stock split, merger, consolidation or other event causing an increase or change in the common stock of the Company, the Committee may make appropriate changes in the number and type of Shares that at the time of such event remain available for purchase under the Plan.

        4.12     Voting Rights. Holders of Shares under the Plan shall have the same rights to vote on matters affecting the Company as do other shareholders of the Company. If any such matter is submitted to the shareholders for a vote, then following the record date for any shareholder meeting at which such vote is to occur the Committee shall advise the Company of the number of Participants for whom Shares are held in Share Accounts on such record date, and the Company shall furnish the Committee (or its agent) with sufficient sets of proxy soliciting materials for one set to be delivered to each such Participant. The Committee shall forward one such set to each Participant for whom allocated Shares are being held, and shall request voting instructions from each such Participant. Upon receipt of such voting instructions, the Committee shall vote each Participant’s Shares as instructed. If no voting instructions are received from a Participant, the Committee shall not vote any Share allocated to such Participant’s Share Account.

      4.13     Records and Reports to Participants.

        (a)        The Committee shall cause to be maintained true and accurate books of account and records of all transactions under the Plan, and such books and records shall be open to inspection and audit by such person or persons as the Company may designate. On or before March 31 of each year, the Committee shall file with the Company’s Treasurer a written report setting forth all receipts, disbursements and other transactions effected on behalf of the Plan during the preceding Plan Year, including a description of all Shares purchased and the cost of all such Shares. Such report shall also disclose any liabilities of the Plan and shall show, as of the close of such Plan Year, the values of each Participant’s Cash Account and Share Account together with the record of Share certificates delivered to each such Participant during such Plan Year. The Committee shall have the right to maintain one or more bank accounts for Contributions, and to make deposits in and withdrawals therefrom in connection with the Plan’s administration.

(b) An annual report shall be provided to each Participant within 90 days after the close of each Plan Year, showing for the Plan Year just ended:

(i) the aggregate amount of such Participant’s Payroll Deductions;

(ii) the aggregate amount of cash dividends credited to such Participant’s Cash Account;

(iii) the number of Shares acquired for such Participant’s Share Account (including the amounts of Share distributions or Share splits so allocated or credited);

(iv) the average cost per Share of Shares purchased for such Participant;

(v) the number of Shares, if any, for which certificates were delivered to such Participant; and

(vi) the beginning and ending balances in such Participant’s Share Account and Cash Account.

        4.14     Termination of Employment. Settlement of the Cash Account and Share Account of any Participant whose employment has terminated shall be made as of the beginning of the Plan Quarter following the Plan Quarter in which such termination occurred.

        (a)        As soon as practicable after the close of the Plan Quarter in which such termination occurred, the Committee shall deliver to such former Participant a certificate for the number of full Shares allocated to such former Participant’s Share Account and not previously distributed, together with a check for the sum of (i) any remaining cash balance in such former Participant’s Cash Account and (ii) the value of any fractional Shares allocated to such former Participant’s Share Account.

        (b)        In the event of a Participant’s death, settlement shall be made to such Participant’s designated beneficiary, if any. If no beneficiary has been designated, or if such beneficiary does not survive such Participant, settlement shall be made to such Participant’s duly appointed legal representative after the satisfaction of any applicable legal requirements.

        4.15   Holding Period. As a condition to participation in the Plan, each Participant agrees with respect to Shares allocated to such Participant’s Share Account on or after January 1, 1997, not to sell or otherwise dispose of such Shares for a period of two consecutive years following the Share Allocation Date for such Shares without the prior written consent of the Committee, unless the sale or disposition is pursuant to a termination of employment as provided in Section 4.14.

ARTICLE 5
Amendment and Termination of the Plan

        5.1     Amendment. Subject to the provisions of Section 423 of the Code and Rule 16b-3 under the Exchange Act, the Board shall have complete power and authority to amend the Plan at any time and in any respect, and no approval by the Company’s stockholders or by any other person, committee or other entity of any kind shall be required to make effective any amendment approved by the Board; provided, however, that no amendment may affect any Participant’s right to the benefit of Contributions made by such Participant prior to the date of such amendment.

        5.2     Termination. The Board reserves the right to terminate the Plan at the end of any Plan Quarter. In the event the Plan is so terminated, the Committee shall purchase and allocate Shares as provided in Sections 4.6 and 4.7. As soon as practicable after such termination and allocation, the Committee shall distribute to each Participant (or such Participant’s designated beneficiary or duly appointed legal representative pursuant to Section 4.14(b) hereof) all of the Shares held in such Participant’s Share Account plus an amount of cash equal to the balance in such Participant’s Cash Account.

ARTICLE 6
Miscellaneous

        6.1     Limitation on Sale of Shares. No Shares shall be sold under the Plan to any employee residing or employed in any jurisdiction where the sale of such Shares is not permitted under applicable law.

        6.2     Adoption by Subsidiaries. Any domestic or Canadian subsidiary of the Company may adopt the Plan on behalf of its employees either unilaterally or by collective bargaining by filing with the Company (i) a certified copy of a resolution of the board of directors (or other appropriate authorization satisfactory to the Secretary of the Company) of such subsidiary providing for such subsidiary’s adoption of the Plan and (ii) a certified copy of a resolution of the Board of the Company consenting to such adoption.

        6.3     Definitions. Each term defined in this Section 6.3 has the meaning indicated in this Section 6.3 whenever such term is used in the Plan:

        “Board” means the Board of Directors of the Company as constituted at the time the term is applied.

        “Cash Account” has the meaning such term is given in Section 4.5 hereof.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Committee” has the meaning such term is given in Section 2.1 hereof.

        “Common Stock” means the issued or issuable Common Stock, par value $.01 per share, of the Company.

        “Company” has the meaning such term is given in Section 1.1 hereof.

        “Contributions” has the meaning such term is given in Section 4.5 hereof.

        “Contribution Crediting Date” has the meaning such term is given in Section 4.5 hereof.

        “Covered Entity” has the meaning such term is given in Section 1.1 hereof

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Maximum Annual Amount” has the meaning such term is given in Section 4.8 hereof.

        “Participant” has the meaning such term is given in Section 4.4(a) hereof.

        “Payroll Deduction” has the meaning such term is given in Section 4.4(a) hereof.

        “Plan” has the meaning such term is given in Section 1.1 hereof.

        “Plan Quarter” has the meaning such term is given in Section 4.2 hereof.

        “Plan Year” has the meaning such term is given in Section 4.1 hereof.

        “Securities Act” at any given time shall consist of: (i) the Securities Act of 1933 as constituted at such time; (ii) any other law or laws promulgated prior to such time by the United States Government which are in effect at such time and which regulate or govern any matters at any time regulated or governed by the Securities Act of 1933; (iii) all regulations, rules, registration forms and other governmental pronouncements issued under the laws specified in clauses (i) and (ii) of this sentence which are in effect at such time; and (iv) all interpretations by any governmental agency or authority of the items specified in clause (i), (ii) or (iii) of this sentence which are in effect at such time. Whenever any provision of the Plan requires that any action be taken in compliance with any provision of the Securities Act, such provision shall be deemed to require compliance with the Securities Act as constituted at the time such action takes place.

        “Share” has the meaning such term is given in Section 1.2 hereof.

        “Share Account” has the meaning such term is given in Section 4.5 hereof.

        “Share Allocation Date” has the meaning such term is given in Section 4.7 hereof.

        6.4     Headings. Section headings used in the Plan are for convenience only, do not constitute a part of the Plan and shall not be deemed to limit, characterize or affect in any way any provision of the Plan. All provisions in the Plan shall be construed as if no headings had been used in the Plan.

        6.5     Severability. Whenever possible, each provision in the Plan shall be interpreted in such mariner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan shall remain in full force and effect.

        6.6     No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee or any other person in the interpretation of any term of the Plan or any rule or procedure established by the Committee.

        6.7     Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

EXHIBIT 5.1

September 21, 2004

Tower Automotive, Inc.
27175 Haggerty Road
Novi, Michigan 48377

Re:	Registration Statement on Form S-8 Relating to the Tower Automotive, Inc. Second Amended and Restated Colleague Stock Discount Purchase Plan (the “Plan”)

Ladies and Gentlemen:

        With respect to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Tower Automotive, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 800,000 shares of the Company’s common stock, par value $.01 per share, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 800,000 shares covered by the Registration Statement, at the prices described in the Registration Statement, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Sincerely,

VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

/s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tower Automotive, Inc. (the Company) on Form S-8 of our reports dated March 4, 2004, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Our report on the 2003 and 2002 consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to: (i) the change in the Company’s method of accounting for certain variable interest entities and the change in the Company’s method of accounting for goodwill and (ii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures.

/s/ Deloitte & Touche LLP

Detroit, MI
September 21, 2004

EXHIBIT 23.2

Independent Auditor’s Consent

The Board of Managers
Metalsa, S. de R.L.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-    ) of Tower Automotive, Inc. of our report dated January 24, 2004, with respect to the consolidated balance sheets of Metalsa, S. de R.L. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of earnings, changes in stockholders’ equity, changes in financial position for the years then ended which report appears in the Form 10-K of Tower Automotive, Inc. for the year ended December 31, 2003.

KPMG Cárdenas Dosal, S.C.

/s/ Luis A. Carrero Román

Luis A. Carrero Román

September 16, 2004
Monterrey, N.L. Mexico